UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2015

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On August 28, 2015, the independent directors of the Board of Directors (the “Board”) of Harris Corporation (“Harris” or the “Company”) approved certain compensation actions with respect to William M. Brown, the Company’s Chairman, President and Chief Executive Officer. On August 27, 2015, the Management Development and Compensation Committee of the Board (the “Compensation Committee”) approved certain compensation actions with respect to the Company’s other “named executive officers” (pursuant to Instruction 4 to Item 5.02 of Form 8-K, those executive officers included in the Summary Compensation Table in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders). The approved compensation actions included payouts as described below under both the cash-based Harris Corporation Annual Incentive Plan (the “Annual Incentive Plan”) and the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Equity Incentive Plan”), the terms of which plans have been previously disclosed. The approved compensation actions with respect to William M. Brown also included an acquisition integration success award under the Equity Incentive Plan in connection with Harris’ acquisition of Exelis Inc. (“Exelis”), comprised of: (a) a performance share unit award payable in shares of Harris common stock, with a target of 22,700 shares (and maximum payout of 45,400 shares) and the financial performance measure of achievement of full-year run rate net synergies from the Exelis acquisition, as measured at the end of the three-year performance period that ends June 29, 2018 against target full-year run rate net synergies established as part of Harris’ acquisition business case; and (b) a stock option award to acquire 132,550 shares of Harris common stock that vests on August 28, 2018 if Mr. Brown is employed by Harris on such date.

(i)  Fiscal 2015 Cash Payouts Under the Annual Incentive Plan:

Cash payouts under the Annual Incentive Plan in respect of fiscal 2015 were approved based on the extent of achievement of fiscal 2015 targets for financial performance measures and of other individual performance objectives established early in fiscal 2015 for the named executive officers then employed with the Company. For William M. Brown, Miguel A. Lopez and Robert L. Duffy, the pre-established financial performance measures were Company consolidated revenue, operating income and free cash flow (defined as cash flow from operations less net capital expenditures), weighted 30%, 40% and 30%, respectively. For Sheldon J. Fox and Dana A. Mehnert, the pre-established financial performance measures were (a) for 80% of the overall payout — their respective operating segment’s revenue, operating income and free cash flow, weighted 30%, 40% and 30%, respectively; and (b) for 20% of the overall payout — Company consolidated revenue, operating income and free cash flow, weighted 30%, 40% and 30%, respectively. Approved payouts were as follows: William M. Brown — $1,600,000; Miguel A. Lopez — $434,000; Robert L. Duffy — $425,000; Sheldon J. Fox — $425,000; and Dana A. Mehnert — $227,000.

(ii)  Fiscal 2015 Performance Share Unit Award Payouts Under the Equity Incentive Plan:

Performance share unit award payouts under the Equity Incentive Plan in respect of the fiscal 2013-2015 three-year performance period were approved based on the extent of achievement of performance period targets for financial performance measures established early in fiscal 2013 for the named executive officers then employed with the Company. The pre-established financial performance measures were the Company’s three-year cumulative operating income for the performance period and average annual return on invested capital (“ROIC”) for each fiscal year of the performance period, weighted equally, subject to possible adjustment upward or downward by as much as 33% based on the Company’s quintile ranking for total shareholder return performance over the performance period compared with a peer group consisting of the Standard & Poor’s 500 Industrials Sector and Information Technology Sector, excluding the semiconductor and semiconductor equipment industries. Approved payouts were as follows: William M. Brown — 55,069 shares; Robert L. Duffy — 10,243 shares; Sheldon J. Fox — 13,858 shares; Dana A. Mehnert — 16,268 shares; and Gary L. McArthur (former Senior Vice President and Chief Financial Officer) — 11,619 shares (reflecting pro-ration for the portion of the performance period that he was not employed by the Company).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

September 2, 2015	By:	/s/ Scott T. Mikuen

Name: Scott T. Mikuen
Title: Senior Vice President, General Counsel and Secretary